Contact: Dean Ridlon, Investor Relations Director
         Phone:  978.640.5309
         Email:  Investor_Relations@avid.com


              Avid Posts Record First Quarter Revenues and Earnings


TEWKSBURY, MA - April 15, 2004 - Avid Technology, Inc. (NASDAQ: AVID) today reported record first quarter revenues and earnings. Net income for the three months ended March 31, 2004 was $14.7 million, or $.44 per diluted share, on revenues of $127.4 million. This compares to net income of $5.5 million, or $.18 per diluted share, on revenues of $112.2 million for the corresponding quarter in 2003.

The 14% year-over-year increase in Avid's revenues is due to strong sales broadly across the company's video and audio product lines - including the new Avid DNA(TM) family of video editing solutions, Avid's broadcast and newsroom products, the Avid Unity(TM) suite of shared-storage solutions, and Digidesign's(R) home and project studio systems.

"For two consecutive quarters, Avid has delivered record revenues and earnings," said David Krall, Avid's president and chief executive officer. "Year-over-year, our revenues were up 16% for the video segment and 8% for the audio segment, and our overall gross margins were up more than four percentage points. This operating leverage resulted in a 165% increase in our operating income from one year ago. These results come at a great time for Avid, as we prepare to showcase our latest products, technologies, and innovations at next week's National Association of Broadcasters convention."

Conference Call
A conference call to discuss Avid's first quarter 2004 financial results and the company's outlook for the balance of 2004 will be held today, April 15th at 5:00 p.m. EDT. The call will be open to the public. The conference call can be accessed by dialing (719) 457-2692 and referencing confirmation code 564316. The call and subsequent replay will also be available on Avid's Web site. To listen via this alternative, go to the Investors page under the Company menu at www.avid.com for complete details 10-15 minutes prior to the start of the conference call.

About Avid Technology, Inc.
Avid Technology, Inc. is the world leader in digital nonlinear media creation, management and distribution solutions, enabling film, video, audio, animation, games, and broadcast news professionals to work more efficiently, productively and creatively. For more information about the company's Oscar(R), Grammy(R), and Emmy(R) award-winning products and services, please visit: www.avid.com.

(C) 2004 Avid Technology, Inc. All rights reserved. Avid, Avid Unity, Avid DNA, Digidesign, Film Composer and Pro Tools are either registered trademarks or trademarks of Avid Technology, Inc. in the United States and/or other countries. Avid received an Oscar statuette representing the 1998 Scientific and Technical Award for the concept, design, and engineering of the Avid Film Composer(R) system for motion picture editing. Digidesign, Avid's audio division, received an Oscar statuette representing the 2003 Scientific and Technical Award for the design, development, and implementation of its Pro Tools(R) digital audio workstation. Oscar is a trademark and service mark of the Academy of Motion Picture Arts and Sciences. Emmy is a registered trademark of ATAS/NATAS. Grammy is a trademark of the National Academy of Recording Arts and Sciences, Inc. All other trademarks contained herein are the property of their respective owners.

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

                                                                  Three Months Ended
                                                                       March 31,
                                                           ---------------------------------
                                                               2004                 2003
                                                           --------------     --------------
                                                             (unaudited)        (unaudited)

Net revenues                                                    $127,374           $112,177
Cost of revenues                                                  54,103             52,227
                                                           --------------     --------------
 Gross profit                                                     73,271             59,950
                                                           --------------     --------------

Operating expenses:
 Research and development                                         22,292             21,699
 Marketing and selling                                            29,854             25,264
 General and administrative                                        5,886              5,345
 Restructuring and other costs, net                                                   1,783
 Amortization of acquisition-related intangible assets               439                293
                                                           --------------     --------------
  Total operating expenses                                        58,471             54,384

Operating income                                                  14,800              5,566
Interest and other income (expense), net                            (560)               231
                                                           --------------     --------------
Income before income taxes                                        14,240              5,797
Provision for (benefit from) for income taxes                       (500)               300
                                                           --------------     --------------

Net income                                                       $14,740             $5,497
                                                           ==============     ==============

Net income per common share - basic                                $0.47              $0.20
                                                           ==============     ==============

Net income per common share - diluted                              $0.44              $0.18
                                                           ==============     ==============

Weighted average common shares outstanding - basic                31,202             27,604
                                                           ==============     ==============

Weighted average common shares outstanding - diluted              33,740             29,860
                                                           ==============     ==============

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(in thousands)

                                                                     March 31,        December 31,
                                                                       2004               2003
                                                                  --------------     --------------
                                                                    (unaudited)
ASSETS:
Current assets:

 Cash and marketable securities                                        $170,024           $196,309
 Accounts receivable, net of allowances of $8,714 and $9,161
  at March 31, 2004 and December 31, 2003, respectively                  74,892             69,230
 Inventories                                                             35,818             38,292
 Prepaid and other current assets                                        13,907             13,181
                                                                  --------------     --------------
  Total current assets                                                  294,641            317,012

 Property and equipment, net                                             25,159             23,223
 Acquisition-related intangible assets, net                              50,728              5,150
 Other assets                                                             5,602              2,734
                                                                  --------------     --------------
  Total assets                                                         $376,130           $348,119
                                                                  ==============     ==============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
 Accounts payable                                                       $19,843            $15,755
 Accrued expenses and other current liabilities                          51,936             59,709
 Deferred revenues                                                       57,871             44,943
                                                                  --------------     --------------
  Total current liabilities                                             129,650            120,407

 Long term liabilities, less current portion                                470                607

  Total stockholders' equity                                            246,010            227,105
                                                                  --------------     --------------

  Total liabilities and stockholders' equity                           $376,130           $348,119
                                                                  ==============     ==============
